Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 31, 2023, and each included in this Post-Effective Amendment No. 285 to the Registration Statement (Form N-1A, File No. 002-19458) of Guggenheim Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 29, 2022, with respect to the financial statements and financial highlights of Guggenheim Floating Rate Strategies Fund, Guggenheim High Yield Fund, Guggenheim Core Bond Fund, Guggenheim Limited Duration Fund, Guggenheim Macro Opportunities Fund, Guggenheim Municipal Income Fund, Guggenheim Total Return Bond Fund, Guggenheim Ultra Short Duration Fund, Guggenheim Diversified Income Fund, Guggenheim Capital Stewardship Fund, Guggenheim Alpha Opportunity Fund, Guggenheim Large Cap Value Fund, Guggenheim Market Neutral Real Estate Fund, Guggenheim Risk Managed Real Estate Fund, Guggenheim Small Cap Value Fund, Guggenheim SMid Cap Value Fund, Guggenheim StylePlus—Large Core Fund, Guggenheim StylePlus—Mid Growth Fund and Guggenheim World Equity Income Fund (nineteen of the funds constituting Guggenheim Funds Trust) included in its Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

January 27, 2023